Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

WSFS Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(6)	Amount of Registration Fee(1)(6)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Debt	Subordinated Debt Securities	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Equity	Preferred Stock, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Equity	Depositary Shares(2)	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Equity	Common Stock, par value $0.01 per share	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Other	Warrants(3)	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Other	Stock Purchase Contracts(4)	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
	Other	Units(5)	456(b) and 457(r)	(1)	(1)	(1)	(6)	(6)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts				(1)	(1)		(6)
	Total Fees Previously Paid							—
	Total Fee Offsets							$18(6)
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	WSFS Financial Corporation	Form S-3	333-183200	August 9, 2012		$18(6)	Unallocated	(6)	(6)	$95,000,000
Fee Offset Sources	WSFS Financial Corporation	Form S-3	333-183200		August 9, 2012						(6)

(1)	An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Each Depositary Share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of Preferred Stock.
(3)	Includes Warrants to purchase Preferred Stock, Depositary Shares, Common Stock, Debt Securities or any combination of these securities.
(4)	Includes Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Preferred Stock, Depositary Shares or Common Stock. No separate consideration will be received for such Stock Purchase Contracts.
(5)	Includes Units representing securities registered hereunder that may be sold from time to time. Any securities registered hereunder may be sold separately or as Units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(6)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $18 that the registrant is entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities registered pursuant to the Registration Statement on Form S-3, File No. 333-183200, filed by the registrant on August 9, 2012 having an aggregate initial offering price of $95,000,000. In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrant will pay the registration fee on a pay-as-you-go basis pursuant to Rule 456(b).